                                                                    EXHIBIT 12.1

Congoleum Corporation
Computation of Ratio of Earnings to Fixed Charges (Unaudited)


                                                             Ten Months
                                                               Ended
                                                              Dec. 31   For the years ended December 31,
                                                               1993            1994           1995      1996       1997
                                                            -------------------------------------------------------------
Earnings
Income from continuing operations before income taxes           17,733         28,626         15,964     19,995    11,055
Deduct: Interest capitalized                                         0              0              0          0      (823)
                                                            -------------------------------------------------------------
     Sub-total                                                  17,733         28,626         15,964     19,995    10,232
                                                            -------------------------------------------------------------

Interest expense                                                 5,349          7,847          8,187      8,153     7,620
Amortization of debt issuance expenses                               0            622            593        655       560
Portion of rental expense representative of interest               158            191            215        213       228
                                                            -------------------------------------------------------------
Total Fixed Charges                                              5,507          8,660          8,995      9,021     8,408
                                                            -------------------------------------------------------------

Earnings from continuing operations before
   income taxes and fixed charges                               23,240         37,286         24,959     29,016    18,640
                                                            =============================================================
Ratio of Earnings to Fixed Charges                                 4.2            4.3            2.8        3.2       2.2
                                                            =============================================================


                                                                                             Proforma        Proforma
                                                                     Six Months            For The Year     Six Months
                                                                    Ended June 30,            Ended           Ended
                                                                                             Dec 31,         June 30,
                                                                  1997           1998          1997            1998
                                                              --------------------------   ---------------------------
Earnings
Income from continuing operations before income taxes              4,984          4,838     10,177            4,048
Deduct: Interest capitalized                                        (361)          (139)      (823)            (139)
                                                              --------------------------   ---------------------------
     Sub-total                                                     4,623          4,699      9,354            3,909
                                                              --------------------------   ---------------------------

Interest expense                                                   3,960          3,485      8,727            4,367
Amortization of debt issuance expenses                               290            258        331              166
Portion of rental expense representative of interest                  84            143        228              143
                                                              --------------------------   ---------------------------
Total Fixed Charges                                                4,334          3,886      9,286            4,676
                                                              --------------------------   ---------------------------
Earnings from continuing operations
   before income taxes and fixed charges                           8,957          8,585     18,640            8,585
                                                              ==========================   ===========================
Ratio of Earnings to Fixed Charges                                   2.1            2.2        2.0              1.8
                                                              ==========================   ===========================

